EXHIBIT 10.37
                                CREDIT AGREEMENT

                            Dated as of May 26, 1999


                  DESA   INTERNATIONAL,   INC.,  a  Delaware   corporation  (the
"Borrower"), and NATIONSBANK, N.A. (together with its successors and assigns, the "Lender"), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. Capitalized terms not otherwise defined in this Agreement shall have the same meanings as specified therefor in the Credit Agreement dated as of November 26, 1997 (as amended and otherwise modified by Amendment and Waiver No. 1 dated as of January 23, 1998, Letter Waiver No. 2 dated as of April 9, 1998, Amendment No. 3 to the Loan
Documents dated as of May 26, 1998 and Amendment and Waiver No. 4 to the Loan Documents dated as of May 21, 1999, the "Existing Credit Agreement") among the Borrower, Desa Holdings Corporation, as parent guarantor thereunder, the lender parties party thereto, UBS Securities LLC, as a co-arranger and documentation agent thereunder, Banc of America Securities LLC (formerly NationsBanc Montgomery Securities LLC), as a co-arranger and syndication agent thereunder, and NationsBank, N.A., as administrative agent for the lender parties thereunder. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Applicable   Lending  Office"  means  the  Lender's  Domestic
         Lending Office in the case of a Base Rate Loan and the Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                  "Available Assets" has the meaning specified in Section 8 of the Guaranty.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly by NationsBank, N.A., in New York, New York, from time to time, as the NationsBank prime rate; and

                           (b) 0.50% per annum above the Federal Funds Rate.

                  "Base Rate Loan" means a Loan that bears interest as provided in Section 2.06(a)(i).

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Loans, on which dealings are carried on in the London interbank market.

                  "Commitment" has the meaning specified in Section 2.01.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Loans of one Type into Loans of the other Type pursuant to Section 2.07 or 2.08.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Domestic Lending Office" means the office of the Lender specified as its "Domestic Lending Office" opposite its name on
         Schedule I hereto, or such other office of the Lender as the Lender may from time to time specify to the Borrower.

                  "Effective Date" has the meaning specified in Section 3.01.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means the office of the Lender specified as its "Eurodollar Lending Office" opposite its name on
         Schedule I hereto, or such other office of the Lender as the Lender may from time to time specify to the Borrower.

                  "Eurodollar Rate" means, for any Interest Period for a Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum appearing on page 3750 (or any successor page) of the Dow Jones Markets Telerate Screen as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period and for a term comparable to such Interest Period; provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for a Eurodollar Rate Loan, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a term comparable to such Interest Period (and, if more than one rate is specified on Reuters Screen LIBO Page at such time, the applicable rate shall be the arithmetic mean of all such rates), by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "Eurodollar Rate Loan" means a Loan that bears interest as provided in Section 2.06(a)(ii).

                  "Eurodollar Rate Reserve Percentage" means, for any Interest Period for a Eurodollar Rate Loan, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 5.01.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

                  "Guarantor"  means  J.W.  Childs  Equity  Partners,   L.P.,  a
         Delaware limited partnership.

                  "Guaranty" has the meaning specified in Section 3.01(e)(ii).

                  "Indemnified Party" has the meaning specified in Section 6.04(b).

                  "Interest Period" means, for each Eurodollar Rate Loan, the period commencing on the date of such Eurodollar Rate Loan or the date of the Conversion of any Base Rate Loan into such Eurodollar Rate Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one week or one, two, three or six months, as the Borrower may, upon notice received by the Lender not later than 12:00 Noon (Charlotte, North Carolina time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrower  may not select any Interest  Period
                  that ends after the Termination Date;

                           (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Loan" means a Loan by the Lender to the Borrower  pursuant to
         Article II, and refers to a Base Rate Loan or a Eurodollar Rate Loan (each of which shall be a "Type" of Loan).

                  "LOC Documents" means, collectively, this Agreement, the Note and the Guaranty.

                  "LOC Material Adverse Effect" means (a) a Material Adverse Effect or (b) a material adverse effect on (i) the assets, business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Guarantor, (ii) the rights and remedies of the Lender under any LOC Document or (iii) the ability of any LOC Party to perform its Obligations under any LOC Document to which it is or is to be a party.

                  "LOC Parties" means the Borrower and the Guarantor.

                  "Note" means a promissory note of the Borrower payable to the order of the Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to the Lender resulting from the Loans made by the Lender hereunder.

                  "Notice of Loan" has the meaning specified in Section 2.02.

                  "Other Taxes" has the meaning specified in Section 2.12(b).

                  "Taxes" has the meaning specified in Section 2.12(a).

                  "Termination  Date"  means the earlier of (a) May 31, 2001 and
         (b) the date of  termination  in whole of the  Commitment  pursuant  to
         Section 2.04 or 5.01.

                  SECTION 1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

                  SECTION 2.01. The Loans. The Lender agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed $15,000,000 (the "Commitment"). Each Loan shall be in a minimum amount of $250,000 or an integral multiple of $100,000 in excess thereof. Within the limits of the Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.

                  SECTION 2.02. Making the Loans. (a) Each Loan shall be made on notice, given not later than 12:00 Noon (Charlotte, North Carolina time) on the third Business Day prior to the date of the proposed Loan in the case of a Eurodollar Rate Loan, or the first Business Day prior to the date of the proposed Loan in the case of a Base Rate Loan, by the Borrower to the Lender. Each such notice of a Loan (a "Notice of Loan") shall be by telephone, confirmed immediately in writing, or telecopier or telex, specifying therein the requested
(i) date of such Loan, (ii) Type of such Loan, (iii) aggregate amount of such Loan, and (iv) in the case of a Eurodollar Rate Loan, initial Interest Period for such Loan. Upon fulfillment of the applicable conditions set forth in
Article III, the Lender will make such funds available to the Borrower at its Applicable Lending Office.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Loans for any Loan if the amount of such Loan is less than $250,000 or if the obligation of the Lender to make Eurodollar Rate Loans shall then be suspended pursuant to
Section 2.07 or 2.10(c) and (ii) no more than five separate Eurodollar Rate Loans may be outstanding at any time.

                  (c) Each Notice of Loan shall be irrevocable and binding on the Borrower. In the case of any Loan that the related Notice of Loan specifies it to be a Eurodollar Rate Loan, the Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of any failure to fulfill on or before the date specified in the Notice of Loan for such Loan the applicable conditions set forth in Article III and if, as a result of such failure, the related Loan is not made on such date, the Borrower will pay to the Lender an amount equal to the present value (calculated in accordance with this Section 2.02(c)) of interest for the Interest Period specified in such Notice of Loan on the amount of such Loan, at a rate per annum equal to the excess of (a) the Eurodollar Rate that would have been in effect for such Interest Period over
(b) the Eurodollar Rate applicable on the date of determination to a deemed Interest Period ending on the last day of such Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each day in the Interest Period specified in such Notice of Loan from such day to the date of such repayment or termination at an interest rate per annum equal to the interest rate determined pursuant to the immediately preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Lender of such amount of interest shall be conclusive and binding, absent manifest error.

                  SECTION 2.03. Commitment Fee. The Borrower agrees to pay to the Lender a commitment fee on the average daily unused portion of the Commitment at a rate per annum equal to 0.375%, payable in arrears quarterly on the last Business Day of each February, May, August and November, commencing May 31, 1999, and on the Termination Date.

                  SECTION 2.04. Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least five Business Days' notice to the Lender, to terminate in whole or reduce in part the unused portion of the Commitment, provided that each partial reduction shall be in the minimum amount of $250,000 or an integral multiple of a $100,000 in excess thereof.

                  SECTION 2.05. Repayment. The Borrower shall repay to the Lender on the Termination Date the aggregate principal amount of the Loans then outstanding.

                  SECTION 2.06. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Loans. During such periods as such Loan is a Base Rate Loan, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) 0.25% per annum, payable in arrears quarterly on the last Business Day of each February, May, August and November during such periods and on the date such Base Rate Loan shall be Converted or paid in full.

                  (ii) Eurodollar Rate Loans. During such periods as such Loan is a Eurodollar Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of (x) the Eurodollar Rate for such Interest Period for such Loan plus (y) 1.75% per annum, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Loan shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of a Default under Section 5.01(a) or 5.01(f), the Borrower shall pay interest on (i) the unpaid principal amount of each Loan, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Loan pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Loan on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Base Rate Loans pursuant to clause (a)(i) above.

                  SECTION 2.07. Interest Rate Determination. (a) The Lender shall give prompt notice to the Borrower of the applicable interest rate determined by the Lender for purposes of Section 2.06(a)(i) or (ii).

                  (b) If, with respect to any Eurodollar Rate Loans, the Lender determines that the Eurodollar Rate for any Interest Period for such Loans will not adequately reflect the cost to the Lender of making, funding or maintaining the Eurodollar Rate Loans for such Interest Period, the Lender shall forthwith so notify the Borrower, whereupon (i) each such Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan, and
(ii) the obligation of the Lender to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.

                  (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Loans in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Lender will forthwith so notify the Borrower and such Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans.

                  (d) On the date on which the unpaid principal amount of any Eurodollar Rate Loan shall be reduced, by payment or prepayment or otherwise, to less than $250,000, such Loans shall automatically Convert into Base Rate Loans.

                  (e) Upon the occurrence and during the continuance of any Default under Section 5.01(a) or 5.01(f) or any Event of Default, (i) each Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan and (ii) the obligation of the Lender to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended.

                  SECTION 2.08. Optional Conversion of Loans. The Borrower may on any Business Day, upon notice given to the Lender not later than 12:00 Noon (Charlotte, North Carolina time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10(c), Convert any Loan of one Type into a Loan of the other Type; provided, however, that any Conversion of a Eurodollar Rate Loan into a Base Rate Loan shall be made only on the last day of the Interest Period for such Eurodollar Rate Loan then in effect, any Conversion of a Base Rate Loan into a Eurodollar Rate Loan shall be in an amount not less than the minimum amount specified in
Section 2.02(b) and no Conversion of any Loan shall result in more separate Loans than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loan to be Converted, and (iii) if such Conversion is into a Eurodollar Rate Loan, the duration of the initial Interest Period for such Loan. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  SECTION 2.09. Optional Prepayments. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Loans and three Business Days' notice in the case of Eurodollar Rate Loans, in each case to the Lender received not later than 12:00 Noon (Charlotte, North Carolina time) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Loans in whole or in part, together with accrued interest to the date of such prepayment on the aggregate principal amount so prepaid; provided, however, that (x) each partial prepayment shall be in a minimum aggregate principal amount of $250,000 or an integral multiple of $100,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Loan shall be made other than on the last day of an Interest Period therefor, the Borrower shall also pay any amounts owing pursuant to Section 6.04(c).

                  SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Loans (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which the Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender for such increased cost; provided, however, that the Borrower shall not be responsible for costs under this Section 2.10(a) arising more than 90 days prior to receipt by the Borrower of the certificate from the Lender pursuant to this Section 2.10(a) with respect to such costs; and provided further that the Lender claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of the Lender, be otherwise disadvantageous to the Lender. A certificate as to the amount of such increased cost (together with a schedule setting forth in reasonable detail the calculation thereof) submitted to the Borrower by the Lender, shall be conclusive and binding for all purposes, absent manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

                  (b) If the Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and that the amount of such capital is increased by or based upon the existence of the Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender or such corporation in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to the existence of the Lender's commitment to lend hereunder; provided, however, that the Borrower shall not be responsible for costs under this Section 2.10(b) arising more than 90 days prior to receipt by the Borrower of the certificate from the Lender pursuant to this Section 2.10(b) with respect to such costs. A certificate as to such amounts (together with a schedule setting forth in reasonable detail the calculation thereof) submitted to the Borrower by the Lender shall be conclusive and binding for all purposes, absent manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

                  (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for the Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans hereunder, then, on notice thereof and demand therefor by the Lender to the Borrower, (i) each Eurodollar Rate Loan will automatically, upon such demand, Convert into a Base Rate Loan and (ii) the obligation of the Lender to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended until the Lender shall notify the Borrower that the Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, the Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow the Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and would not, in the judgment of the Lender, be otherwise disadvantageous to the Lender.

                  SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Note, irrespective of any right of counterclaim or set-off, not later than 12:00 Noon (Charlotte, North Carolina time) on the day when due in U.S. dollars to the Lender for the account of its Applicable Lending Office, in same day funds.

                  (b) The Borrower hereby authorizes the Lender, if and to the extent payment owed to the Lender is not made when due hereunder or under the Note, to charge from time to time against any or all of the Borrower's accounts with the Lender any amount so due. The Lender hereby agrees to notify the Borrower promptly after any such setoff and application shall be made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such charge.

                  (c) All computations of interest and fees shall be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under the Note shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which the Lender is organized or any political subdivision thereof and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of the Lender's Applicable Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder and under the Note being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

                  (b) In addition, the Borrower hereby agrees to pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Note (hereinafter referred to as "Other Taxes").

                  (c) The Borrower shall indemnify the Lender for and hold it harmless against the full amount of Taxes and Other Taxes, and the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this
Section 2.12, imposed on or paid by the Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date on which the Lender makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Lender, at its address referred to in Section 6.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Lender. In the case of any payment hereunder or under the Note by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Lender, at its address referred to in Section 6.02, an opinion of counsel acceptable to the Lender stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e) of this Section 2.14, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  SECTION 2.15. Use of Proceeds. The proceeds of the Loans shall be available (and the Borrower agrees that it shall use such proceeds) solely
(i) to provide working capital from time to time to the Borrower and its Subsidiaries and (ii) if and to the extent necessary to maintain the minimum Fixed Charge Coverage Ratio for any Measurement Period set forth in Section 5.04(b) of the Existing Credit Agreement and incorporated by reference herein under Section 4.01, to pay or prepay Term Advances, Acquisition Advances and/or Acquisition B Advances outstanding from time to time under the Existing Credit Agreement.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. Conditions Precedent to Effectiveness of Section
2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

                  (a) The Lender shall have received a true and complete copy of Amendment and Waiver No. 4 to the Existing Credit Agreement dated as of May 25, 1999. All of the conditions precedent to the effectiveness of such Amendment and Waiver No. 4 shall have been satisfied or shall be satisfied concurrently with the effectiveness of this Agreement.

                  (b) All governmental and third party consents and approvals necessary in connection with any LOC Document or any of the transactions contemplated thereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender that restrains, prevents or imposes materially adverse conditions upon any LOC Document or any of the transactions contemplated thereby.

                  (c) The Borrower shall have paid all accrued fees and expenses of the Lender (including the accrued fees and expenses of counsel to the Lender).

                  (d) On the Effective Date, the following statements shall be true and the Lender shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                           (i) The representations and warranties  contained in,
                  and incorporated by reference from the Existing Credit Agreement into, this Agreement and the other LOC Documents are correct in all material respects on and as of the Effective Date (except (i) for any such representation and warranty that, by its terms, refers to a specific date other than the Effective Date, in which case as of such specific date, (ii) that the Consolidated financial statements of the Parent Guarantor and its Subsidiaries referred to in Section 4.01(f) of the Existing Credit Agreement shall be deemed to refer to the Consolidated financial statements of the Parent Guarantor and its Subsidiaries most recently delivered to the Lender on or prior to the Effective Date and (iii) that the projected Consolidated financial statements of the Parent Guarantor and its Subsidiaries referred to in Section 4.01(h) of the Existing Credit Agreement shall be deemed to refer to the projected Consolidated financial statements of the

                  Parent Guarantor and its Subsidiaries most recently delivered to the Lender on or prior to the Effective Date), and

                           (ii) No event has  occurred  and is  continuing  that
                  constitutes a Default.

                  (e) The Lender shall have received on or before the Effective Date the following, each dated such day and in form and substance satisfactory to the Lender:

                           (i) The Note to the order of the Lender.

                           (ii) A guaranty  in favor of the Lender (as  amended,
                  supplemented or other wise modified from time to time in accordance with its terms, the "Guaranty"), duly executed by the Guarantor.

                           (iii) Certified copies of the resolutions of the Board of Directors of the Borrower and of the Guarantor approving this Agreement, the Note and the Guaranty, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Note and the Guaranty.

                           (iv) A  certificate  of the Secretary or an Assistant
                  Secretary of each of the Borrower and the Guarantor certifying the names and true signatures of the officers of the Borrower or the Guarantor, as the case may be, authorized to sign the LOC Documents to which it is or is to be a party and the other documents to be delivered in connection herewith.

                           (v) A  favorable  opinion of  Sullivan  &  Worcester,
                  counsel for the Guarantor and the Parent Guarantor and its Subsidiaries.

                  SECTION 3.02. Conditions Precedent to Each Loan. The obligation of the Lender to make a Loan shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Loan (a) the following statements shall be true (and each of the giving of the applicable Notice of Loan and the acceptance by the Borrower of the proceeds of such Loan shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Loan such statements are true):

                  (i) the representations and warranties contained in, and incorporated by reference from the Existing Credit Agreement into, this Agreement and the other LOC Documents are correct in all material respects on and as of the date of such Loan, before and after giving effect to such Loan and to the application of the proceeds therefrom, as though made on and as of such date (except (i) for any such representation and warranty that, by its terms, refers to a specific date other than date of such Loan, in which case as of such specific date, (ii) that the Consolidated financial statements of the Parent Guarantor and its Subsidiaries referred to in Section 4.01(f) of the Existing Credit Agreement shall be deemed to refer to the Consolidated financial statements of the Parent Guarantor and its Subsidiaries most recently delivered to the Lender on or prior to the date of such Loan and (iii) that the projected Consolidated financial statements of the Parent Guarantor and its Subsidiaries referred to in Section 4.01(h) of the Existing Credit Agreement shall be deemed to refer to the projected Consolidated financial statements of the Parent Guarantor and its Subsidiaries most recently delivered to the Lender on or prior to the date of such Loan), and

                  (ii) no event has occurred and is continuing, or would result from such Loan or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Lender shall have received (i) a certificate of the Guarantor, signed by a duly authorized officer thereof, certifying that the Guarantor has Available Assets on such date in excess of 105% of the aggregate principal amount of all Loans outstanding on such date, after giving effect to such Loan and to the application of proceeds therefrom, and (ii) such other approvals, opinions or documents as the it shall have reasonably requested.

                                   ARTICLE IV

                           INCORPORATION BY REFERENCE

                  SECTION 4. 01 Incorporation by Reference. (a) All of the representations and warranties and covenants of the Existing Credit Agreement (including, without limitation, all defined terms used therein and exhibits and schedules to the Existing Credit Agreement referred to therein) are specifically incorporated herein by reference with the same force and effect as if the same were set out in this Agreement in full. Except as otherwise provided herein:

                  (i) all references in such incorporated provisions to the "Administrative Agent" (other than in Sections 5.01(m), (n) and (o), 5.02(b)(iii) and 5.02(d)(v)), a "Lender Party", the "Lender Parties"
         (other than in Sections 5.01(o), 5.02(b)(ii) and 5.02(e)(v)), a "Lender" or the "Lenders" or words of similar import , to "this Agreement", "hereof", "hereto" or "hereunder" or words of similar import or to a "Note" or the "Notes", "thereof", "thereto" or "thereunder" or words of similar import shall, without further reference, mean and refer to the Lender under this Agreement, to this Agreement and to the Note, respectively;

                  (ii) all references in such incorporated provisions to the "Borrower" or to "Material Adverse Effect" shall, without further reference, mean and refer to the Borrower hereunder and to LOC Material Adverse Effect, respectively;

                  (iii) for purposes of the representations and warranties in Sections 4.01(a), (b), (c), (d), (e), (i), (j), (k), (l) and (ee) of
         the Existing Credit Agreement, all references in such incorporated provisions to a "Loan Party" or words of similar import, to a "Loan Document", the "Loan Documents", "thereof", "thereto" or "thereunder" or words of similar import or to an "Advance", the "Advances", a "Borrowing" or the "Borrowing" or words of similar import shall, without further reference, mean and refer to a LOC Party, to a LOC Document or the LOC Documents, as appropriate, and to a Loan or the Loans, as appropriate, respectively;

                  (iv) for purposes of the first sentence of each of Sections 5.01, 5.02, 5.03 and 5.04, all references in such incorporated provisions to an "Advance", a "Letter of Credit" or words of similar import or to a "Commitment" or words of similar import shall, without further reference, mean and refer to a Loan or the Commitment hereunder, respectively; and

                  (v) except as  otherwise  provided in  subclauses  (i),  (ii),
         (iii) and (iv) above, the defined terms used in the incorporated provisions shall have the meanings ascribed thereto in the Existing Credit Agreement.

Similarly, to the extent any word or phrase is defined in this Agreement, any such word or phrase appearing in any of the provisions so incorporated by reference from the Existing Credit Agreement shall have the meaning given to it in this Agreement. The incorporation by reference into this Agreement of certain of the terms and provisions of the Existing Credit Agreement is for convenience only, and this Agreement and the Existing Credit Agreement shall at all times be, and be deemed to be and be treated as, separate and distinct loan obligations. The incorporation by reference into this Agreement of certain of the terms and provisions of the Existing Credit Agreement shall not be affected or impaired by any subsequent expiration or termination of the Existing Credit Agreement.

                  (b) The Borrower, by its execution of this Agreement, hereby agrees to amend and restate this Agreement at the request of the Lender to set forth in full the provisions incorporated by reference herein from the Existing Credit Agreement and to modify the terms and provisions of this Agreement, as appropriate, to provide for the inclusion of additional lenders upon any assignment or proposed assignment by the Lender of its rights and obligations hereunder effected in accordance with Section 6.07. In addition, the Borrower hereby agrees to notify the Lender promptly and in any event within three Business Days of any amendment, supplement or other modification to the Existing Credit Agreement and, at the request of the Lender, to enter into any amendment or supplement to this Agreement proposed by the Lender to incorporate comparable amendments, supplements or other modifications to this Agreement.


                                    ARTICLE V

                                EVENTS OF DEFAULT

                  SECTION 5.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of any Loan when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Loan, or any LOC Party shall fail to make any other payment under any LOC Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

                  (b) any representation or warranty made by any LOC Party or any Loan Party (or any of their respective officers) under (or incorporated by reference into) or in connection with any LOC Document shall prove to have been incorrect in any material respect when made; or

                  (c) (i) the Borrower or the Parent Guarantor, as the case may be, shall fail to perform or observe any term, covenant or agreement contained in Section 2.14 herein or Section 5.01(e), 5.01(f), 5.01(g), 5.01(l), 5.01(m), 5.01(n) or 5.01(o), 5.02, 5.03 or 5.04 of the
         Existing Credit Agreement, as incorporated by reference herein pursuant to Section 4.01, or (ii) the Guarantor shall fail to perform or observe any term, covenant or agreement contained in the Guaranty; or

                  (d) the Borrower or the Parent Guarantor shall fail to perform any other term, covenant or agreement contained in any LOC Document on its part to be performed or observed if such failure shall remain unremedied for 30 days; or

                  (e) (i) any LOC Party or the Parent Guarantor or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of one or more items of Debt of the LOC Parties and the Parent Guarantor and its Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount of at least $3,500,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to all such Debt; or (ii) any other event shall occur or condition shall exist under the agreements or instruments relating to one or more items of Debt of the LOC Parties and the Parent Guarantor and its Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount of at least $3,500,000, and such other event or condition shall continue after the applicable grace period, if any, specified in all such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or (iii) one or more items of Debt of the LOC Parties and the Parent Guarantor and its Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount of at least $3,500,000 shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) any LOC Party, the Parent Guarantor or any of the Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any LOC Party, the Parent Guarantor or any of the Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any LOC Party, the Parent Guarantor or any of the Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) one or more judgments or orders for the payment of money in excess of $3,500,000 shall be rendered against, any LOC Party, the Parent Guarantor or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 15 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) one or more nonmonetary judgments or orders shall be rendered against any LOC Party, the Parent Guarantor or any of its Subsidiaries that is reasonably likely to have a LOC Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) (i) any provision of any LOC Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any LOC Party intended to be a party to it, or any such LOC Party shall so state in writing, or (ii) any provision of any Loan Document after delivery thereof pursuant to
         Section 3.01 or 5.01(o) of the Existing Credit Agreement shall for any reason cease to be valid and binding on or enforceable against any Loan Party intended to be a party to it, or any such Loan Party shall so state in writing; or

                  (j) (i) the Childs Investors shall at any time for any reason cease to be the record and beneficial owner of the number of shares of Voting Stock representing at least 40% of the combined voting power of all of the Voting Stock of the Parent Guarantor (on a fully diluted basis); (ii) any "person" or "group" (each as used in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of

         1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of (A) Voting Stock in the Parent Guarantor (including through securities convertible into or exchangeable for such Voting Stock) representing a percentage of the combined voting power of all of the Voting Stock in the Parent Guarantor (on a fully diluted basis) that is equal to or greater than the percentage of such combined voting power legally and beneficially owned by the Childs Investors (on a fully diluted basis) or (B) shares of capital stock (or other ownership or profit interests) in the Parent Guarantor representing a percentage of the capital stock (or other ownership or profit interests) in the Parent Guarantor (on a fully diluted basis) outstanding at such time that is equal to or greater than the aggregate shares of capital stock (or other ownership or profit interests) in the Parent Guarantor legally and beneficially owned by the Childs Investors (on a fully diluted basis) at such time;
         (iii) any Person or two or more Persons acting in concert other than the Childs Investors shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent Guarantor; (iv) (A) Childs shall cease to have the ability to appoint at least one-half of the members of the board of directors of the Parent Guarantor or (ii) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than Childs shall otherwise acquire the ability, directly or indirectly, to elect a majority of the board of directors of the Parent Guarantor; or (v) with respect to any pledge or other security agreement covering all or any portion of the shares of capital stock of (or other ownership or profit interests in) the Parent Guarantor that are owned beneficially and of record by any of the Equity Investors or their nominees (other than up to 40% of the issued and outstanding capital stock of (or other ownership or profit interests in) the Parent Guarantor (on a fully diluted basis)), any secured party or pledgee thereunder shall become the holder of record of any such shares (except in the case of a registration of the pledge of such shares (or other interests) to such secured party or pledgee solely in its capacity as a pledgee) or shall receive dividends or other cash or cash equivalent distributions (including, without limitation, stock repurchases) in respect thereof, or shall proceed to exercise voting or other consensual rights in respect thereof (whether by proxy, voting or other similar arrangement or otherwise), or shall otherwise commence to realize upon such shares (or other interests); or

                  (k) the Parent Guarantor shall fail to own 100% of the capital stock of the Borrower; or

                  (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Guarantor, the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $3,500,000; or

                  (m) the Guarantor, any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Guarantor, the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $3,500,000 or requires payments exceeding $1,000,000 per annum; or

                  (n) the Guarantor, any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Guarantor, the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000;

then, and in any such event, the Lender (i) may, by notice to the Borrower, declare the Commitment and the obligation of the Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) may, by notice to the Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the Commitment and the obligation of the Lender to make Loans shall automatically be terminated and (B) the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 6.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 2701 Industrial Drive, Bowling Green, Kentucky 42101, Attention: President; if to the Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; or in the case of each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied or telegraphed be effective when deposited in the mails, telecopied or delivered to the telegraph company, respectively, except that notices and communications to the Lender pursuant to
Article II or III shall not be effective until received by the Lender. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or any other LOC Document to be executed and delivered hereunder shall be effective as delivery of an originally executed counterpart thereof.

                  SECTION 6.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 6.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of the LOC Documents and the other documents to be delivered hereunder and thereunder, including, without limitation, (A) all due diligence, transportation, computer, duplication, consultant and audit expenses and (B) the reasonable fees and expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under the LOC Documents. The Borrower further agrees to pay on demand all costs and expenses of the Lender, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this the LOC Documents and the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and expenses of counsel for the Lender in connection with the enforcement of rights under this Section 6.04(a).

                  (b) The Borrower agrees to indemnify and hold harmless the Lender and each of its Affiliates and its officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) any LOC Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 6.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any LOC Party, any Loan Party, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Lender, any of its affiliates, or any of its respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to LOC Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Loan is made by the Borrower to or for the account of the Lender other than on the last day of the Interest Period for such Loan, as a result of a payment or Conversion pursuant to Section 2.07(d) or (e), 2.09 or 2.10(c), acceleration of the maturity of the Note pursuant to Section 5.01 or for any other reason, the Borrower shall pay to the Lender an amount equal to the present value (calculated in accordance with this Section 6.04(c)) of interest for the remaining portion of the relevant Interest Period on the amount of such Loan, at a rate per annum equal to the excess of (i) the Eurodollar Rate that would have been in effect for such Interest Period over (ii) the Eurodollar Rate applicable on the date of determination to a deemed Interest Period ending on the last day of such Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each day in the relevant Interest Period from such day to the date of such repayment or termination at an interest rate per annum equal to the interest rate determined pursuant to the immediately preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Lender of such amount of interest shall be conclusive and binding, absent manifest error.

                  (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.12 and 6.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Note.

                  SECTION 6.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request by or the actions of the Lender specified by Section 5.01 to declare the Note due and payable pursuant to the provisions of Section 5.01, the Lender and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or such affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this

Agreement and the Note held by the Lender, whether or not the Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender and its affiliates under this Section 6.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender and its affiliates may have.

                  SECTION 6.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Lender and, thereafter, shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

                  SECTION 6.07. Assignments and Participations. (a) The Lender may assign to one or more Persons reasonably satisfactory to the Borrower all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note held by it). In connection with any such assignment, the Borrower agrees to execute and deliver such documentation as the Lender or any such permitted assignee may reasonably request to evidence such assignment and the rights and obligations of such assignee hereunder.

                  (b) The Lender may sell participations to one or more banks or other entities (other than any LOC Party or any of its affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note held by it); provided, however, that (i) the Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Lender shall remain the holder of the Note for all purposes of this Agreement, (iv) the Borrower, shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or the Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Note or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Note or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (c) The Lender  may,  in  connection  with any  assignment  or participation or proposed assignment or participation pursuant to this Section 6.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to any LOC Party or any Loan Party furnished to the Lender by or on behalf of the Borrower.

                  (d) Notwithstanding any other provision set forth in this Agreement, the Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 6.08. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 6.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 6.10. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Note or the Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Note in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Note or the Guaranty in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 6.11. Waiver of Jury Trial. Each of the Borrower and the Lender hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any other LOC Document, the Loans or the actions of the Lender in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      DESA INTERNATIONAL, INC.


                                      By
                                           Name:
                                           Title:


                                      NATIONSBANK, N.A.


                                      By
                                           Name:
                                           Title:

                                                                     SCHEDULE I
                                                     APPLICABLE LENDING OFFICES

Name of Lender

NATIONSBANK, N.A.


Domestic Lending Office:

Credit:                                      Administrative:
Dave Strickert                               Kathy Mumpower
NationsBank, N.A.                            NationsBank, N.A.
100 North Tryon Street, 13th Floor           One Independence Center
Charlotte, N.C. 28255                        101 North Tryon Street, 15th Floor
Tel: (704) 386-8109                          Charlotte, N.C. 28255
Fax: (704) 386-9911                          Tel: (704) 386-6837
                                             Fax: (704) 388-9436

Eurodollar Lending Office:

Credit:                                      Administrative:
Dave Strickert                               Kathy Mumpower
NationsBank, N.A.                            NationsBank, N.A.
100 North Tryon Street, 13th Floor           One Independence Center
Charlotte, N.C. 28255                        101 North Tryon Street, 15th Floor
Tel: (704) 386-8109                          Charlotte, N.C. 28255
Fax: (704) 386-9911                          Tel: (704) 386-6837
                                             Fax: (704) 386-9436

                                                           EXHIBIT A - FORM OF
                                                               PROMISSORY NOTE



U.S.$15,000,000                                  Dated:  _______________, 1999


                  FOR VALUE RECEIVED, the undersigned, DESA INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of NATIONSBANK, N.A. (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$15,000,000 or, if less, the aggregate principal amount of the Loans made by the Lender to the Borrower pursuant to the Credit Agreement dated as of May 26, 1999 between the Borrower and the Lender (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to the Lender in same day funds. Each Loan owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Loans by the Lender to the Borrower from time to time during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                       DESA INTERNATIONAL, INC.



                                       By
                                         Name:
                                         Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

===============================================================================
                                   Amount of
               Amount of        Principal Paid    Unpaid Principal    Notation
Date             Loan             or Prepaid          Balance         Made By